Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Genpact Limited:

We consent to the incorporation by reference in the registration statements (No. 333-184296) on Form S-8, (No. 333-153113) on Form S-8, (No. 333-145152) on Form S-8/A and (No. 333-165481) on Form S-3 of Genpact Limited of our reports dated March 1, 2013, with respect to the consolidated balance sheets of Genpact Limited as of December 31, 2012 and 2011, and the related consolidated statements of income, comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Genpact Limited.

Our report dated March 1, 2013, on the effectiveness of internal control over financial reporting as of December 31, 2012, contains an explanatory paragraph that states that the Company acquired Accounting Plaza B.V., Triumph Engineering Corporation, Triumph On-Demand, Inc. and Atyati Technologies Private Limited during 2012, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012, Accounting Plaza B.V.’s, Triumph Engineering Corporation’s, Triumph On-Demand, Inc.’s and Atyati Technologies Private Limited’s internal control over financial reporting associated with total assets of $88,325 thousand (of which $63,878 thousand represents goodwill and intangibles included within the scope of the assessment) and total revenues of $39,766 thousand included in the consolidated financial statements of the Company as of and for the year ended December 31, 2012. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Accounting Plaza B.V., Triumph Engineering Corporation, Triumph On-Demand, Inc. and Atyati Technologies Private Limited.

KPMG

Gurgaon, India

March 1, 2013